GANNETT SUPPLEMENTAL RETIREMENT PLAN

            Amendment No. 3 to January 1, 1998 Restatement


     Pursuant to Section 6.1 of the Gannett Supplemental Retirement

Plan (the "Plan"), the Executive Compensation Committee hereby amends the Plan, as follows:

     1.  Effective as of January 1, 2002, Exhibit A is amended by adding the following to the end thereof:

     Effective January 1, 2002, the definition of compensation that shall be used for purposes of calculating a Participant's
     Monthly Benefit under this Exhibit A shall mean the amounts paid to the Participant that are included within the definition of "Earnings" as set forth in Section 2.19 of the Funded Plan. To the extent that a Participant's Monthly Benefit is determined, in part, based on the compensation earned before January 1, 2002, a Participant's compensation for such periods shall be calculated using the definition under the grandfathered CNI Plan pension formula applicable to the Participant. In each case, such definitions shall be applied ignoring the limitations under Code Section 401(a)(17) and taking into account salary and bonuses deferred under the Gannett Co., Inc. Deferred Compensation Plan.

                                        GANNETT CO., INC.



                                        By:  /s/Richard L. Clapp
                                           ________________________________
                                           Richard L. Clapp
                                           Title: Senior Vice President/
                                           Human Resources